UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 11, 2012

Lenco Mobile Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 First Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5342

100 South King Street, Seattle, Washington
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Board Approval of 2012 Incentive Plan

Effective April 11, 2012, our Board of Directors (the "Board") approved the Lenco Mobile Inc. 2012 Incentive Plan (the “2012 Plan”).

Purpose.    The purpose of the 2012 Plan is to attract, retain and motivate our employees, officers, directors, consultants, agents, advisors and independent contractors by providing them with the opportunity to acquire an equity interest in us and to align their interests and efforts to the long-term interests of our shareholders.

Administration.    The Board or the compensation committee of the Board is authorized to administer the 2012 Plan. The Board may delegate concurrent administration of the 2012 Plan to different committees consisting of one or more members of the Board or to one or more officers in accordance with the 2012 Plan’s terms. The plan administrator is authorized to select the individuals to be granted awards, the types of awards to be granted, the number of shares subject to awards, and the other terms, conditions and provisions of such awards. References to the “committee” below are, as applicable, to the Board or the compensation committee, or other committee or officers that may be authorized to administer the 2012 Plan.

Eligibility.    Awards may be granted under the 2012 Plan to our employees, officers, directors, consultants, agents, advisors and independent contractors and those of our subsidiaries and other related companies.

Share Reserve.    The 2012 Plan initially authorizes the issuance of up to 53,000,000 shares of our common stock. In addition, any shares subject to outstanding awards under our 2009 Equity Incentive Plan and our 2011 Nonstatutory Stock Option Plan and subject to options assumed by the Company that were granted under the iLoop Mobile, Inc. Amended and Restated 2006 Equity Incentive Plan on the effective date of the 2011 Plan that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares), will automatically become available for issuance under the 2011 Plan, up to an aggregate maximum of 20,510,405 shares.

The following shares will be available again for issuance under the 2012 Plan: (i) shares subject to awards that lapse, expire, terminate or are canceled prior to the issuance of the underlying shares; (ii) shares subject to awards that are subsequently forfeited to or otherwise reacquired by us; (iii) shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award; and (iv) shares subject to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued. Awards granted on assumption of or in substitution for previously granted awards by an acquired company will not reduce the number of shares authorized for issuance under the 2012 Plan.

If any change in our stock occurs by reason of a stock dividend, stock split, combination or exchange of shares, spin-off, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in our corporate or capital structure, the committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2012 Plan and (b) subject to any outstanding award, including the per share price of such securities.

Types of Awards.    The 2012 Plan permits the grant of any or all of the following types of awards:

•	Stock Options. The committee may grant nonqualified stock options, which are stock options that are not intended to qualify as incentive stock options under Code Section 422. The exercise price per share of stock options granted under the 2012 Plan must be at least equal to 100% of the fair market value of our common stock on the date of grant, except in the case of options granted in connection with assuming or substituting options in acquisition transactions, and except that the committee may grant options with an exercise price per share of less than the fair market value if the option meets all the requirements for awards that are considered "deferred compensation" within the meaning of Section 409A. The committee may also establish an exercise price that is equal to the average of 100% of the fair market value over a period of trading days not to exceed 30 days after the date on which the committee completes the corporation action. Options have a maximum term of ten years from the date of grant, subject to earlier termination following a participant’s termination of employment or service relationship with us.

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•	Stock Appreciation Rights (SARs). The committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2012 Plan or on a stand-alone basis. Upon exercise, SARs are the right to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than ten years, and the term of a tandem SAR cannot exceed the term of the related option.

•	Stock Awards, Restricted Stock and Stock Units. The committee may grant awards of shares of our common stock, or awards denominated in units of our common stock, under the 2012 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the committee’s discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the committee.

•	Performance Awards. The committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of our common stock, and performance units are units valued by reference to a designated amount of property other than shares of our common stock. Both types of awards may be payable in stock, cash or other property, or a combination thereof, upon the attainment of performance criteria and other terms and conditions as established by the committee.

•	Other Stock or Cash-Based Awards. The committee may grant other incentives payable in cash or in shares of our common stock, subject to the terms of the 2012 Plan and any other terms and conditions determined by the committee.

Repricing.    The 2012 Plan permits the committee, without shareholder approval, to (a) reduce the exercise or grant price of an option or SAR after it is granted, (b) cancel an option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or SAR, restricted stock or other equity award or (c) take any other action that is treated as a repricing under generally accepted accounting principles.

Change in Control or Liquidation.    Under the 2012 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between a participant and us, the following will apply in the event of a change in control (as defined in the 2012 Plan):

•	Upon certain changes in control, outstanding awards that vest based on continued employment or service will become fully and immediately vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, only if and to the extent the awards are not converted, assumed, substituted for or replaced by a successor company. Except for such specified types of changesin control in which awards are converted, assumed, substituted for or replaced by a successor company, all outstanding awards, other than performance shares, performance units and other performance-based awards, will become fully and immediately vested and exercisable or payable and all applicable restrictions or forfeiture provisions will lapse immediately prior to the change in control and the awards (other than stock awards) will terminate at the effective time of the change of control.

•	Upon a change in control, all performance shares, performance units and other performance-based awards will be payable based on targeted performance being attained as of the effective date of the change in control and will be paid in accordance with the payout schedule for the award.

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•	In the event of certain reorganizations, mergers or consolidations, the committee, in its discretion, may provide that a participant’s outstanding awards will be cashed out.

If we dissolve or liquidate, unless the committee determines otherwise, outstanding awards will terminate immediately prior to such dissolution or liquidation.

Amendment and Termination.    Our board or the compensation committee is permitted to amend the 2012 Plan or any outstanding award thereunder, except that only our board is permitted to amend the 2012 Plan if shareholder approval of the amendment is required by applicable law, regulation or stock exchange rule. Amendment of an outstanding award generally may not materially adversely affect a participant’s rights under the award without the participant’s consent, subject to certain exceptions to be set forth in the 2012 Plan.

Our board or compensation committee may suspend or terminate all or any portion of the 2012 Plan at any time, but in such event, outstanding awards will remain outstanding in accordance with their existing terms and conditions and the 2012 Plan’s terms and conditions. Unless sooner terminated by our board or compensation committee, the 2012 Plan will terminate on April 11, 2012.

The foregoing summary of the 2012 Plan is qualified in its entirety by reference to the full text of the 2012 Plan, which is filed as Exhibit 10.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Lenco Mobile Inc. 2012 Incentive Plan
10.2	Form of Stock Option Grant Notice and Stock Option Agreement under the Lenco Mobile Inc. 2012 Incentive Stock Plan
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Lenco Mobile Inc. 2012 Incentive Stock Plan
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Lenco Mobile Inc.

By:	/s/ Chris Dukelow
Chris Dukelow Chief Financial Officer

Date:  April 17, 2012

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Lenco Mobile Inc. 2012 Incentive Plan
10.2	Form of Stock Option Grant Notice and Stock Option Agreement under the Lenco Mobile Inc. 2012 Incentive Stock Plan
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Form of Lenco Mobile Inc. 2012 Incentive Stock Plan

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